UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	333-207471	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01 OTHER EVENTS
Cash Distributions Authorized
On March 9, 2018, KBS Growth & Income REIT, Inc.’s (the “Company”) board of directors authorized cash distributions on the outstanding shares of all classes of the Company’s common stock based on daily record dates for the period from May 1, 2018 through May 31, 2018, calculated at a rate of $0.00132452 per share per day.
On April 4, 2018, the Company’s board of directors authorized additional cash distributions on the outstanding shares of all classes of the Company’s common stock based on daily record dates for the period from May 1, 2018 through May 31, 2018, calculated at a rate of $0.00012041 per share per day. The board of directors authorized the additional cash distributions based on a review of the portfolio and leasing success at the Commonwealth Building, which is the Company’s most significant investment to date.  As of December 31, 2017, the Commonwealth Building was approximately 94% leased. Subsequently, the Company has signed or obtained a letter of intent with respect to four separate leases, including one renewal, that would result in the property being 100% leased.  In addition to the leasing success, on January 18, 2018, the Company executed a refinance of the Commonwealth Building Mortgage Loan, which among other changes, reduces the interest rate on the loan from a floating rate of 215 basis points over one-month LIBOR to the greater of 2.05% or a floating rate of 180 basis points over one-month LIBOR.
The March 9, 2018 and April 4, 2018 distribution authorizations will together result in an aggregate distribution of $0.00144493 per share per day to stockholders of record at the close of business on each day in the period from May 1, 2018 through May 31, 2018.  If paid each day for a 365-day period, this aggregate daily amount would equal a 6.0% annualized rate based on the Company’s December 8, 2017 estimated value per share of $8.79.  The Company expects to pay these distributions in June 2018. Investors may choose to receive cash distributions or purchase additional shares through the Company’s distribution reinvestment plan.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through December 31, 2017 have been funded in part with cash flow from operating activities and in part with debt financing, including advances from the Company’s adviser.  There are no guarantees that the Company will continue to pay distributions.  Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share.  With respect to the NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s Advisor and the Company, are the respective party’s best estimates as of September 30, 2017, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share. These statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended March 12, 2018, as filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: April 9, 2018	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer